EXHIBIT 5.6
                                                                   -----------


                            DEGOLYER AND MACNAUGHTON
                             5001 Spring Valley Road
                                 Suite 800 East
                               Dallas, Texas 75244



                                   June 9, 2006



EnCana Corporation
1800-855 2nd Street, S.W.
P.O. Box 2850
Calgary, Alberta, Canada
T2P 2S5

Re: Registration Statement on Form F-9 (United States Securities and Exchange Commission)


Gentlemen:

         We hereby consent to the references to our firm and our report entitled "Appraisal Report as of December 31, 2005 on Certain Properties owned by EnCana Oil & Gas USA Inc. SEC Case" (our Report) and the inclusion and incorporation by reference of information derived from our Report evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as of December 31, 2005, in the EnCana Corporation and EnCana Holdings Finance Corp. registration statement on Form F-9 (file number 333-133648).


                                          Very truly yours,


                                          /s/ DeGOLYER and MacNAUGHTON

                                          DeGOLYER and MacNAUGHTON